UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012 (May 29, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 29, 2012, the Company held its 2012 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s Proxy Statement.  The voting results are as follows:

1. Proposal for the Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2013 Annual Meeting of Shareholders and their respective successors are duly elected and qualified:

Name	FOR	WITHHELD
Yosef A. Maiman	35,388,359	3,500,197
Leo Malamud	35,387,684	3,500,872
Menahem Morag	36,103,851	2,784,705
Daniel Vaknin	36,103,892	2,784,664
Erez I. Meltzer	35,376,951	3,511,605
Irit Eluz	35,350,794	3,537,762
Sabih Saylan	35,388,359	3,500,197
Revital Degani	36,104,392	2,784,164

There were 18,141 broker non-votes with respect to the election of directors.

2. Proposal for the Ratification of the Appointment of Kesselman & Kesselman, A Member Firm of PricewaterhouseCoopers International Limited as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012.

The shareholders ratified the appointment of Kesselman & Kesselman, A Member Firm of PricewaterhouseCoopers International Limited (“Kesselman”) to serve as the Company's independent registered public accounting firm for fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
38,167,270	680,891	58,536

There were no broker non-votes with respect to the appointment of Kesselman to serve as the Company’s independent accounting firm.

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3. Proposal for the Approval of the Amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of all of the Company’s Class A Stock within a range of 1:10 to 1:20.

The shareholders approved the amendment to the Company’s Restated Certificate of Incorporation.

FOR	AGAINST	ABSTAIN
38,795,202	89,804	3,550

There were 18,141 broker non-votes with respect to the approval of the amendment to the Company’s Restated Certificate of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: May 30, 2012	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and
Corporate Affairs and Secretary

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